EXHIBIT 10.1
TALEO CORPORATION
2004 STOCK PLAN
RESTRICTED STOCK AGREEMENT
Grant # ____________
NOTICE OF GRANT
     Taleo Corporation (the “Company”) hereby awards you, [NAME OF EMPLOYEE] (the “Grantee”), 10,000 shares of restricted Common Stock of the Company (the “Restricted Stock”) under the Company’s 2004 Stock Plan (the “Plan”). The date of this Restricted Stock Agreement (the “Agreement”) is [MONTH/DAY], [YEAR] (the “Grant Date”). Subject to the provisions of Appendix A (attached hereto), the principal features of this grant are as follows:
Total Number of Shares of Restricted Stock:

Scheduled Vesting Dates:	Number of Shares:
Grant Date (the “Vesting Commencement Date”)	0

*	Except as otherwise provided in Appendix A, Grantee will not vest in the Restricted Stock unless he or she is A Service Provider through the applicable vesting date(s).
     Your signature below indicates your agreement to receive the Shares subject to this Award and your agreement and understanding that this Award is subject to all of the terms and conditions contained in the Plan and in this Agreement, which include this Notice of Grant and Appendix A. For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in Paragraphs 3 through 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

TALEO CORPORATION	GRANTEE

By:

[NAME]

Title:

Date:	Date:

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK AGREEMENT
     1. Award. The Company hereby awards to the Grantee, as a separate incentive in connection with his employment and not in lieu of any salary or other compensation for his or her services, the number of Shares of Restricted Stock indicated on the first page of this Agreement, subject to all of the terms and conditions in this Agreement and the Plan. By accepting this award of Restricted Stock, the par value of $0.00001 for each Share of Restricted Stock will be deemed paid by the Grantee by past services rendered, and will be subject to the appropriate tax withholdings.
     2. Shares Held in Escrow. Unless and until the Shares of Restricted Stock shall have vested in the manner set forth in Paragraphs 3 or 4, such Shares shall be issued in the name of the Grantee and held by the Secretary of the Company (or its designee) as escrow agent (the “Escrow Agent”), and shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated. The Company may determine to issue the Shares in book entry form and/or may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such Shares shall not be delivered by the Escrow Agent to the Grantee unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.
     3. Vesting Schedule/Period of Restriction. Subject to Paragraphs 4 and 5 of this Agreement, the Shares of Restricted Stock awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant, subject to Section 13 of the Plan. Shares of Restricted Stock shall not vest in the Grantee in accordance with any of the provisions of this Agreement unless the Grantee shall have remained a Service Provider from the Vesting Commencement Date through the applicable vesting date.
     4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Shares will be considered as having vested as of the date specified by the Administrator.
     5. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested at the time the Grantee ceases to be a Service Provider will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Grantee shall not be entitled to a refund of any of the price paid for the Shares of Restricted Stock forfeited to the Company pursuant to this paragraph 5. [The Grantee hereby appoints the Escrow Agent with full power of substitution, as the Grantee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Grantee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such cessation of the Service Provider relationship.
     6. Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of this Award as set forth in this Agreement.
     7. Withholding of Taxes. The Company (or the employing Parent or Subsidiary) will withhold a portion of the Shares of Restricted Stock that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to withheld by the Company (or the employing Parent or Subsidiary) with respect to the Shares. No fractional Shares will be withheld or issued pursuant to the grant of the Restricted Stock Award and the issuance of Shares thereunder; unless determined otherwise by the Company, any additional withholding necessary for this reason will be done by the Company through the Grantee’s paycheck or through direct payment by the Grantee to the Company in the form of cash, check or other cash equivalent. The Company (or the employing Parent or Subsidiary) may instead, in its discretion, require the Grantee to pay an amount necessary to pay the applicable taxes directly to the Company in the form of cash, check or other cash equivalent, and/or may withhold an amount necessary to pay the applicable taxes from the Grantee’s paycheck, in each case with no withholding of Shares. In the event the withholding requirements are not satisfied through the withholding of Shares (or, through the Grantee’s paycheck or direct payment, as indicated above), no Restricted Stock will be granted to the Grantee (or his or her estate) unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Grantee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company (or the employing Parent or Subsidiary) has the right to retain without notice from salary or other amounts payable to the Grantee, cash having a sufficient value to satisfy any tax withholding obligations that cannot be satisfied through the withholding of otherwise deliverable Shares. By accepting this Award, the Grantee expressly consents to the withholding of Shares and to any cash or Share withholding as provided for in this paragraph 7. All income and other taxes related to the Restricted Stock Award and any Shares delivered in payment thereof are the sole responsibility of the Grantee.
     8. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee or the Escrow Agent (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     9. No Effect on Employment. The Grantee’s employment with the Company and any Parent or Subsidiary is on an at-will basis only, subject to the provisions of Applicable Law. Accordingly, subject to any written, express employment contract with the Grantee, nothing in this Agreement or the Plan shall confer upon the Grantee any right to continue to be employed by the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or the employing Parent or Subsidiary, which are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Parent or Subsidiary employing the Grantee.
     10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Secretary, at Taleo Corporation, 575 Market Street, Eighth Floor, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing.
     11. Grant is Not Transferable. Except to the limited extent provided in Paragraph 6 above, the unvested Shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     13. Additional Conditions to Issuance of Certificates for Shares and Release from Escrow. The Company shall not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Paragraph 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience. The Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.
     14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
     15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No person acting as or on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     17. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     18. Entire Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.
     19. Modifications to the Agreement. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.
     20. Amendment, Suspension or Termination of the Plan. By accepting this award, the Grantee expressly warrants that he or she has received a Restricted Stock Award under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.
     21. Notice of Governing Law. This option shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.
     22. Labor Law. By accepting this Restricted Stock Award, the Grantee acknowledges that: (a) the grant of this Award is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock; (b) all determinations with respect to any future grants, including, but not limited to, the times when the Restricted Stock shall be granted, the number of Shares of Restricted Stock subject to each Award and the time or times when the Restricted Stock shall vest, will be at the sole discretion of the Company; (c) the Grantee’s participation in the Plan is voluntary; (d) the value of these Shares of Restricted Stock is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract, if any; (e) this award of Restricted Stock is not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of these Shares of Restricted Stock will cease upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) these Shares of Restricted Stock have been granted to the Grantee in the Grantee’s status as a Service Provider of the Company or its Parent or one of its Subsidiary; (i) any claims resulting from this Restricted Stock Award shall be enforceable, if at all, against the Company; and (j) there shall be no additional obligations for any Parent or Subsidiary employing the Grantee as a result of these Restricted Stock Awards.

     22. Disclosure of Grantee Information. By accepting this Restricted Stock Award, the Grantee consents to the collection, use and transfer of personal data as described in this paragraph. The Grantee understands that the Company and its Parent and Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards of Restricted Stock or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Grantee further understands that the Company and/or its Parent and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Parent and/or Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Grantee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. or Asia. The Grantee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares of stock acquired from this award of Restricted Stock of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on his or her behalf. The Grantee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the Human Resources department for the Company and/or its applicable Parent or Subsidiary.
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